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                                                                    EXHIBIT 23.5

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxx) pertaining to the Oil States International, Inc. Deferred Compensation Plan of our reports dated August 14, 2000 and August 14, 1998, with respect to Sooner, Inc. and Sooner Pipe and Supply Corporation, respectively, included in Oil States International, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                            /s/ ERNST & YOUNG LLP
                                            Ernst & Young LLP

Houston, Texas
June 13, 2001